SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2007
CSX CORPORATION
(Exact name of issuer as specified in charter)

Virginia	1-8022	62-1051971
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		Number)
500 Water Street, 15th Floor
Jacksonville, FL
(Address of principal executive offices)
32202
(Zip code)
(904) 359-3200
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 1, 2007, the Compensation Committee of the Board of Directors of CSX Corporation (“CSX”) approved and adopted the CSX 2007-2009 Long Term Incentive Plan (the “Plan”).
     The Plan, which was adopted under the CSX Omnibus Incentive Plan (“COIP”), establishes certain performance goals and award opportunities for certain CSX employees. The Plan seeks to motivate and reward certain CSX employees through the issuance of Performance Grants pursuant to which payouts are made based on CSX’s attainment of a lower Operating Ratio. CSX’s Operating Ratio is defined as annual surface transportation operating expenses divided by surface transportation revenue of CSX’s rail and intermodal businesses and is calculated excluding non-recurring items. The Operating Ratio targets that determine payouts also vary based on the average cost of oil. Payouts of Performance Grants will be in the form of CSX common stock.
     Payouts of Performance Grants to certain executive officers are determined using the same Operating Ratio targets described above. These payouts are subject to upward or downward adjustment based on an additional performance measure, cumulative Operating Income, which excludes non-recurring items. These payouts are also subject to discretionary downward adjustment based on a failure to achieve certain predetermined strategic initiatives.
     The Plan is attached hereto as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1	CSX 2007-2009 Long Term Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION
By	/s/ David A. Boor
David A. Boor
Vice President and Treasurer

Date: May 7, 2007

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